SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14C INFORMATION

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TOGA LIMITED

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TOGA LIMITED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 8, 2019

Petaling Jaya, Selangor

Malaysia

July 18, 2019

TO: THE SHAREHOLDERS OF TOGA LIMITED (the “Company”)

The purpose of this Information Statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, July 12, 2019, that our Board of Directors has recommended, and that a majority of our stockholders intend to vote at the Company’s 2019 Annual Meeting of Shareholders to be held at 3:00 PM on August 8, 2019 at the Malaysia International Trade and Exhibition Centre, 8, Jalan Dutamas 2, Kompleks Kerajaan, 50480 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur, Malaysia (the “2019 Annual Meeting”), to effect the following corporate transactions:

(1)	To elect five (5) members of the Company’s Board of Directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified;

(2)	To nominate the accounting firm of Pinnacle Accountancy Group of Utah as the Company’s independent auditors until the next Annual Meeting; and

(3)	To transact such other business as may properly come before the 2019 Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

All stockholders are cordially invited to attend the 2019 Annual Meeting in person.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Toh Kok Soon

Toh Kok Soon

Chief Executive Officer

TOGA LIMITED

G/F, Block D, Soho 2, Empire Damansara

Jalan PJU 8/8A, Damansara Perdana

47820 Petaling Jaya, Selangor, Malaysia

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INFORMATION STATEMENT

PURSUANT TO SECTION 14 (C) OF THE SECURITIES EXCHANGE ACT

OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Toga Limited, a Nevada corporation (the “Company”), at the direction of the Company’s Board of Directors and pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934. It is furnished in connection with the 2019 Annual Meeting of stockholders scheduled for 3:00 p.m. on August 8, 2019 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Information Statement and accompanying Notice of Annual Meeting of Stockholders are being mailed on or about July 19, 2019.

RECORD DATE; VOTING SECURITIES

Only holders of record of the Company’s common stock as of July 12, 2019 shall be entitled to vote at the annual shareholders’ meeting on the basis of one vote for each share held. As of July 12, 2019, there were 90,755,372 shares of Toga Limited’s common stock outstanding. The presence, either in person or by proxy, of a majority of the total number of shares of common stock outstanding on the Record Date is necessary to constitute a quorum and to transact such matters as come before the 2019 Annual Meeting.

As of the Record Date, management and its affiliates (“Principal Stockholders”) collectively owned greater than 50% of the Company’s outstanding common stock and will vote such shares to approve the election as members of the Board of Directors of the five (5) nominees listed under the caption “Election of Directors” and the engagement of the accounting firm of Pinnacle Accountancy Group of Utah as the Company’s auditors for the fiscal year ended July 31, 2019. Since the common stock owned by the Principal Shareholders constitute a majority of the Company’s outstanding common stock, the Board of Directors determined not to solicit proxies. All stockholders of record on the Record Date are entitled to attend the meeting and vote their shares personally or through their own legally constituted proxy.

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INFORMATION STATEMENT FOR ANNUAL MEETING

OF TOGA LIMITED SHAREHOLDERS

To Be Held August 8, 2019

The Board of Directors furnish this Information Statement to the shareholders in connection with the 2019 Annual Meeting of Toga Limited, to be held at 3:00 PM on August 8, 2019 at the Malaysia International Trade and Exhibition Centre, 8, Jalan Dutamas 2, Kompleks Kerajaan, 50480 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur, Malaysia, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS

The business of the Company is managed under the direction of the Board of Directors. It has the responsibility for establishing broad corporate polices and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company’s business through regular written reports and analyses and discussions with the Company’s Chairman and CEO, Mr. Michael Toh, and other officers of the Company. The Company’s Board of Directors currently consists of five members.

Meeting of the Board

The Board has recently adopted a policy to meet on a regular basis during the year to review significant developments affecting the Company and to act on matters requiring the Board’s approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. In 2018, there were 29 actions taken by Unanimous Written Consent and in 2019, to date, there has been 12 actions taken by Unanimous Written Consent.

The existing five (5) members of the Board have been nominated for re-election at the 2019 Annual meeting to hold office until the next Annual Meeting or until their successors are elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that another nominee will be designated by the Board of Directors to fill any such vacancy.

Votes Required

The directors nominated for election will be elected by a plurality of the votes cast, in person or by proxy, at the 2019 Annual Meeting. Abstentions from voting and broker “non-votes” on the election of directors will have no effect since they will not represent votes cast at the 2019 Annual Meeting for the purpose of electing directors.

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Election of Directors

The following are the nominees and other directors of the Company who will continue in office beyond the 2019 Annual Meeting, with information regarding their principal occupation and other business affiliations, the year each was first elected as a director, other affiliations and each director’s or nominee’s age. The principal stockholders will vote FOR the election of each nominee listed below.

Michael Toh Kok Soon, has been the Chairman of the Board, Chief Executive Officer and President of Toga Limited since 2016. He served as President and CEO of Toga Capital Sdn. Bhd., a Malaysian corporation since 2015. Mr. Toh was the founder and CEO of Gen Five Global, a Celecom authorized dealer. Mr. Toh holds a Bachelor of Engineering (Hons.) Electronics degree from the Multimedia University, Melaka, Malaysia.

Alexander D. Henderson, has been the Chief Financial Officer, Secretary, Treasurer and member of the Board of Directors of Toga Limited since 2019. Prior to serving as the Company’s CFO, Secretary, Treasurer and Director, he was the CFO of Cingular Staffing in Fullerton California. From June 2015 to October 2016, Mr. Henderson acted as an executive, financial and operational business consultant, working with entrepreneurs and their start-ups and small private companies in their efforts to become publicly traded including preparation of GAAP compliant financials. Mr. Henderson also prepared financial projections and business plans to obtain private financing. In January 2013, Mr. Henderson joined Motivating the Masses, Inc. Mr. Henderson assisted in taking the company public through the filing of its Form S-1 registration statement and becoming effective in September 2013. In 1998, Mr. Henderson received his Bachelor’s Degree in Finance from the National University and received his Master’s Degree in Business Administration with a concentration in e-Business from National University in 2004.

Shemori BoShae, is a current member of the Board of Directors of Toga Limited. In addition to serving as a member of the Board of Directors, Ms. BoShae is the current Director of Operational Management and Corporate Development of The EMCO Hanover Group in Los Angeles, California. From January 2014 to March 2016, Ms. BoShae joined DJ Central, an international record label in Sydney, Australia as the Vice President of Business Development in North America. From December 2016 to February 2019, Ms. BoShae joined 1 ParkPlace – The Genie AI in San Diego, California as Vice President of Customer Operations. Ms. BoShae received her Bachelor of Arts Degree in Corporate Communication from the University of Central Oklahoma in 2008.

Iain Bratt, is a current member of the Board of Directors of Toga Limited. In addition to serving as a member of the Board of Directors, Mr. Bratt serves as Chief Operating Officer of Social Point of View LLC in Scottsdale, Arizona. From January 2016 to July 2018, Mr. Bratt was engaged as a freelance consultant, providing C level expertise in the fields of operations and finance to direct sales and traditional businesses. From February 2015 to December 2015, Mr. Bratt was the Chief Executive Officer for the United States, Canada, Mexico and Brazil divisions of Lyoness Americas, Inc., an international shopping network in Miami, Florida with 6 million members in over 40 countries and 27 languages, offering cashback and shopping points to members and marketing support to small business clients. From May 1999 to November 2014, Mr. Bratt was the Executive Vice President and Chief Financial Officer of LifeForce International, a family owned nutritional manufacturer and direct sales company located in Poway, California. With international subsidiaries in Australia, Canada, New Zealand and Singapore, Mr. Bratt presided over all operations including revenue generation, recognition and growth. Mr. Bratt was educated in the United Kingdom receiving a degree in accounting from West Bromwich College of Commerce & Technology. Mr. Bratt is a Member and Fellow AAT, London, England in advance accounting plus 5-years’ experience.

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Jim Lupkin, is a current member of the Board of Directors of Toga Limited. In addition to serving as a member of the Board of Directors, Mr. Lupkin is the Chief Executive Officer of Social Point of View LLC in Scottsdale, Arizona. From August 2014 to July 2018, Mr. Lupkin worked as a consultant, providing social media training and advice on social media advertisement and coaching to independent contractors, small businesses, brands and companies. From February 2016 to July 2016, Mr. Lupkin was an executive officer of Yevo International LLC, a company located in Lehi, Utah. From January 2013 to August 2014, Mr. Lupkin was a Social Media Director of Zurvita, a direct sales company with a wellness product in Houston, Texas.

There are no family relationships between any nominee and/or any executive officers of the Company. Messrs. Toh, Henderson, Bratt, Lupkin and Ms. BoShae are current directors of Toga Limited.

Currently, Ms. BoShae, Mr. Bratt and Mr. Lupkin are considered “independent directors” as such terms is defined by Nasdaq Marketplace Rule 4200(a)(15).

Board Meetings and Committees

Currently, Toga Limited has five directors and does not have a nominating committee. The Board of Directors has adopted a policy with regard to the consideration of any director candidates recommended by security holders. All of the current director nominees were nominated by the entire board.

Toga Limited’s Board of Directors has a process whereby security holders may send communications to the Board of Directors. Such security holders may send certified letters to Michael Toh Kok Soon, CEO of Toga Limited, who shall be responsible for presenting such communication to the entire board.

Toga Limited has adopted a code of ethics that applies to its principal executive officers, principal financial officer and principal accounting officer. Toga Limited will provide any person without charge, upon request, a copy of such code of ethics and explain the manner in which such request may be made. Following the Annual Meeting, the Board intends to create an Audit Committee and a Nomination Committee, each of which shall consist of the non-management (or independent) members of the Board.

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Directors’ Compensation

The Company does not pay any of its directors for their services as directors. It is possible that the Company could begin to pay its directors for meetings attended, grant a small number of stock options or issue shares of our common stock for their services. However, no specific determination in this regard has been made.

Executive Compensation

The following is a chart of compensation paid to all executive officers of the Company during the fiscal years ended July 31, 2018 and 2017.

Name And Principal Position	Period Ending July 31	Annual Compensation			Long-Term Compensation		All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards
					Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs ($)
Michael Toh Kok Soon - CEO and President	2017	84,112
Michael Toh Kok Soon - CEO and President	2018	239,112
William Liew – Secretary	2017	0
William Liew – Secretary	2018	1,978

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, our written representations from certain reporting persons, we believe that during the current fiscal year and the fiscal year ended July 31, 2018, no person who at any time during the fiscal year was a director, officer, or beneficial owner of more than ten percent of any class of equity securities of the Company failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act, except as disclosed below.

NAME	# OF LATE REPORTS	# OF TRANSACTIONS REPORTED LATE	# OF REPORTS FAILED TO BE FILED
Alex Henderson	2	2	0
Ng Boon Chee	2	2	0
Toh Kok Soon	2	2	0
Lim Jun Hao	2	2	0
Liew Choon Fook	2	2	0
Goh Seng Guan	2	2	0

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Toga Limited was incorporated in the State of Delaware on October 23, 2003 and domesticated in Nevada on July 10, 2018. On June 13, 2016, Mr. Toh purchased 277,383 shares of the Company’s common stock and 3 convertible notes in the amount of $533,925 from the Company’s prior sole officer and director. On or about May 11, 2017, the Mr. Toh converted the notes for 533,925 shares of common stock at $1.00 per share. In or about December 2016, Mr. Toh purchased an additional 20,000,000 shares of common stock for $2,000.00 at $0.0001 per share. On September 11, 2017, as a result of the Company’s decision to effect a forward-split of the outstanding shares of its common stock, all of the aforementioned shares acquired by Mr. Toh were increased at the rate of fifty shares for every one share (50:1). On December 2, 2016, Mr. Goh purchased 25,000,000 shares for $2,500 at $0.0001 per share. On September 11, 2017, as a result of the Company’s decision to effect a forward-split of the outstanding shares of its Common Stock, all of the aforementioned shares acquired by Mr. Goh were increased at the rate of fifty shares for every one share (50:1). On December 2, 2016, Mr. Lim purchased 5,000,000 shares of common stock for $500.00 at $0.0001 per share. On September 11, 2017, as a result of the Company’s decision to effect a forward-split of the outstanding shares of its common stock, all of the aforementioned shares acquired by Mr. Lim were increased at the rate of fifty shares for every one share (50:1).

On May 23, 2018, Messrs. Goh, Lim and Toh agreed to cancel certain shares of common stock and return said shares to the Company. Mr. Goh cancelled 1,000,000,000 shares, Mr. Lim cancelled 200,000,000 shares and Mr. Toh cancelled 800,000,000 shares.

On July 27, 2018, the Company entered into a Subscription Agreement with Ng Boon Chee, whereby Mr. Ng agreed to purchase 2,698,377 shares of the Company’s common stock at a subscription price of USD$0.50 per share, for an aggregate purchase price of USD$1,349,188.50 (the “Purchase Price”) to be paid for in Bitcoins. Mr. Ng deposited 165 Bitcoins into the Company’s e-wallet, with an agreed value equal to the Purchase Price. The Company issued 2,698,377 shares of its common stock to Ng Boon Chee pursuant to the terms of the Subscription Agreement.

On October 1, 2018, the Company entered into a Subscription Agreement with Ng Boon Chee, whereby Mr. Ng agreed to purchase 2,860,955 shares of the Company’s common stock at a subscription price of USD$0.75 per share, for an aggregate purchase price of USD$2,145,716 (the “Purchase Price”) to be paid for in Bitcoins. Mr. Ng deposited 330 Bitcoins into the Company’s e-wallet, with an agreed value equal to the Purchase Price. The Company issued 2,860,955 shares of its common stock to Ng Boon Chee pursuant to the terms of the Subscription Agreement

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Principal Stockholders and Security Ownership of Management

The following table sets forth certain information known to Toga Limited with respect to beneficial ownership of Toga Limited’s common stock as of July 12, 2019, beneficially owned by each person who beneficially owns more than 5% of the outstanding shares of our common stock; each of our officers and directors; and all of our officers and directors as a group.

Name and Address Of Beneficial Owner (1)	Shares Beneficially Owned	Percent Owned (2)

Toh Kok Soon – CEO No. 61-4, Jalan Sungai Abong Johor 84000 Muar, Malaysia	24,170,293	26.63%

Goh Seng Guan B-11-3, 239, Jalan Tun Razak, IMBI Kuala Lumpur 50400, Malaysia	15,940,210	17.56%

Lim Jun Hao 18-7, 6 Ceylon, No. 6, Jalan Ceylon Kuala Lumpur 50200, Malaysia	5,014,421	5.53%

All Officers and Directors as a Group	24,173,916	26.64%

______________

(1)	Each shareholder has sole voting and investment power with respect to his shares.

(2)	Based on 90,755,372 shares outstanding.

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STOCKHOLDERS’ PROPOSALS AND NOMINATIONS

Any stockholder who desires to present proposals to the next annual meeting and to have such proposals set forth in the proxy statement or information statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than May 8, 2020. All stockholders’ proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.

In addition, the Company’s policy on stockholder nominations for director candidates requires that to be considered for next year’s slate of directors any stockholder nominations for director must be received by the Company on a timely basis. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

The Nominating Committee (or the Board of Directors, in the event that a Nominating Committee has not been formed) will evaluate any proposed nominees using similar criteria as used for other nominees and will consider such nominees in comparison to all other nominees. The Nominating Committee (or the Board of Directors) has no obligation to nominate any such person for election.

Stockholders may write to Alexander Henderson, Secretary at the Company’s principal executive office, 3960 Howard Hughes Pkwy., Suite 500, Las Vegas, Nevada 89169, to deliver the stockholders proposals and stockholder nominations discussed above.

The principal stockholders will vote “FOR” each proposal listed below.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Five directors are to be elected at the meeting for a one-year term ending at the 2019 Annual Meeting. The Board of Directors for election at this 2019 Annual Meeting has nominated Michael Toh Kok Soon, Alexander D. Henderson, Shemori BoShae, Iain Bratt and Jim Lupkin. Each of the foregoing individuals are presently directors of the Company.

PROPOSAL TWO

APPROVAL OF PINNACLE ACCOUNTANCY GROUP OF UTAH AS INDEPENDENT AUDITORS

The shareholders are requested to approve Pinnacle Accountancy Group of Utah as Toga Limited’s independent accountants for the fiscal year ending July 31, 2019.

THE COMPANY IS NOT SOLICITING PROXIES

VOTING PROCEDURES

Tabulation of Votes: Alexander Henderson will tabulate votes cast in person at the meeting.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against election of nominees or other proposals.

INDEPENDENT PUBLIC ACCOUNTANT

Pinnacle Accountancy Group of Utah has served as Toga Limited’s independent public auditor since December 10, 2018. The Board has recommended that Pinnacle be approved as the Company’s independent public auditor for the fiscal year ending July 31, 2019. We have been informed that no members of Pinnacle will be present at the Annual Meeting.

Below is a description of payments made to Pinnacle for its services to Toga Limited.

Audit Fees

The aggregate fees billed relating to years ended July 31, 2017 and 2018 for audit and revision services rendered by the principal accountant were $13,000 and $14,700 respectively.

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Audit Related Fees

The aggregate fees billed relating to years ended July 31, 2017 and 2018 for assurance and related services rendered by the principal accountant that are reasonably related to the performance of audits or reviews of Toga Limited’s financial statements other than those disclosed under “Audit Fees” were $0 and $0 respectively.

Tax Fees

Relating to years ended July 31, 2017 and 2018 for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning were $3,000 and $3,000, respectively.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider shareholder proposals and matters relating to the conduct of the meeting.

/s/ Toh Kok Soon

Toh Kok Soon

CEO

July 18, 2019

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